UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):              February 16, 2016

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Reference is made to the warehouse facility in Fairfield, Ohio leased to Kable Product Services, Inc. and the related promissory note to a third party lender, each of which is described in Item 7 of Part II of AMREP Corporation’s Form 10-K for the year ended April 30, 2015, which was filed with the Securities and Exchange Commission on July 29, 2015. The promissory note to the third party lender had a maturity date of February 2018 and an interest rate of 6.35%, with an outstanding principal balance of $4,025,000 as of October 31, 2015 and $3,993,000 as of February 16, 2016.

On February 16, 2016, El Dorado Utilities, Inc. (“El Dorado”), a subsidiary of AMREP Corporation, sold the warehouse facility to a third party. The promissory note with the third party lender was paid in full and the net proceeds to El Dorado after repayment of the promissory note were $785,000. The net proceeds to El Dorado include $100,000 being held in escrow for 6 months as security for any post-closing claims of the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: February 16, 2016	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale Title: Executive Vice President